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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 9, 2006
Date of Report (Date of earliest event reported)

CPAC, INC.
(Exact name of registrant as specified in its charter)

New York	000-09600	16-0961040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Leicester Road, P.O. Box 175, Leicester, New York 14481
(Address of principal executive offices and Zip Code)
(585) 382-3223
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 -- Other Events
Item 8.01 Other Events.
The following Press Release is hereby filed under Section 8, Item 8.01 of this Form 8-K Current Report, to announce a CPAC, Inc. dividend.

For Immediate Release
2364 Leicester Rd. PO Box 175 Leicester NY, 14481 USA cpac.com		COMPANY CONTACTS: Wendy F. Clay, VP, Admin Karen Ash, Mgr., Corp. Comm. 585-382-3223

CPAC, Inc. Announces Dividend

LEICESTER, NY - June 9, 2006 - The Board of Directors of CPAC, Inc. (Nasdaq: CPAK) today declared a quarterly cash dividend in the amount of $0.07 per share, payable on June 28th, 2006 to shareholders of record at the close of business on June 22nd, 2006.

About CPAC, Inc.

Established in 1969, CPAC, Inc. (www.cpac.com) manages holdings in two industries. The Fuller Brands segment manufactures commercial, industrial, and household cleaning products, as well as custom brushes and personal care lines. The CPAC Imaging segment develops and markets innovative Imaging chemicals, equipment, and supplies at six business units worldwide. Products are sold under more than 350 registered trademarks. Stock is traded under the symbol: CPAK.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect CPAC's business and prospects, including economic, competitive, governmental, technological, and other factors discussed in CPAC's filings with the Securities and Exchange Commission.

# # #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2006		CPAC, Inc. (Registrant)
	By:	/s/ Thomas J. Weldgen
Thomas J. Weldgen Acting CEO, Vice President Finance and Chief Financial Officer